Exhibit 99.7

Consent to Director Designation in Registration Statement on Form S-4

for Atlas Crest Investment Corp.

I hereby consent to being identified as a director designee in the Registration Statement on Form S-4 of Atlas Crest Investment Corp. and all pre and post-effective amendments thereto.

By:	/s/ Deborah Diaz
Deborah Diaz

Date: August 3, 2021